Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effectively as of November 3, 2023 (the “Effective Date”), by, between and among Polar Multi-Strategy Master Fund (the “Investor”), Crixus BH3 Acquisition Company, a Delaware corporation (“SPAC”), and Focus Impact BHAC Sponsor, LLC, a Delaware limited liability company (“Sponsor”). Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on October 7, 2021, with 18 months to complete an initial business combination (the “De- SPAC”);

WHEREAS, on each of December 7, 2022 and September 29, 2023, SPAC held a special meeting of stockholders during which SPAC’s stockholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from December 8, 2022 to July 31, 2024;

WHEREAS, as of the date of this Agreement, SPAC has not completed the De-SPAC;

WHEREAS, SPAC is seeking to raise $1,200,000 from existing SPAC investors to cover working capital expenses and certain extension payments;

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund up to $1,200,000 to SPAC (the “Capital Contribution”);

WHEREAS, SPAC will pay a return of capital to Investor at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Article 2 below; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION AND RETURN OF CAPITAL

1.1
Capital Calls. From time to time, the SPAC will request funds from the Investor for working capital purposes, on at least five (5) calendar days’ prior written notice (a “Capital Notice”), against the Capital Contribution (each, a “Capital Call”) subject to the following conditions:

1.1.1	The Capital Notice to the Investor shall include the amount requested by the SPAC;

1.1.2	The aggregate amount of the Capital Calls shall not exceed the Capital Contribution;

1.1.3	An initial Capital Call (the date on which funded, the “Closing”) of $850,000 of the Capital Contribution may be called by the SPAC on the date hereof;

1.1.4	A Capital Call of up to $250,000 of the Capital Contribution may be called after the date the SPAC announces a definitive agreement related to a De-SPAC; and

1.1.5	A Capital Call of up to $100,000 of the Capital Contribution may be called after the date of a filing of a registration statement in relation to a De-SPAC.

For greater certainty, SPAC has the right but no obligations to make Capital Call(s) in its sole discretion, and no Capital Calls may be made after the termination or expiry of this Agreement. All Capital Call funding shall be made by the Investor to the SPAC.

1.2
Subscription. In consideration of the Capital Call(s) funded by the Investor (the “Funded Capital Contribution”), at the De-SPAC Closing, SPAC will issue one (1) share of SPAC’s common stock (“Common Stock”) for each dollar of the Capital Contribution that has been funded as of or prior to the De-SPAC Closing to the Investor (“Subscription Shares”). Such issuance will be completed no later than two (2) business days following the De-SPAC Closing.

1.3
Restrictions. The Investor Shares (as defined below) shall not be subject to any transfer restrictions or any other lock-up provisions, forfeiture, earn outs, or other contingencies, other than those imposed by the securities laws.

1.4
Registration. The Subscription Shares shall promptly be registered for resale pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing (the “Registration Requirement”). The Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor until the Capital Contribution has been repaid to the Investor, the Investor Shares have been issued to the Investor and the Registration Requirement has been complied with.

1.5
Terms of Contribution. Within five (5) business days of the De-SPAC Closing, the Funded Capital Contribution will be paid by the SPAC to the Investor as a return of Capital. If the SPAC defaults on its obligation return the Funded Capital Contribution to the Investor, the Sponsor shall be liable for such payment. The Investor may elect at the De-SPAC Closing to receive such payments in cash or shares of Common Stock. If the Investor elects to receive such repayment in Common Stock, then SPAC (or the surviving entity following the De-SPAC Closing) will issue to the Investor, shares of the SPAC's Common Stock at a rate of one (1) share of Common Stock for each $10 of Funded Capital Contribution hereunder. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the SPAC’s cash accounts, not including the SPAC’s trust account, will be paid to the Investor within five (5) days of the liquidation, up to the amount of the Capital Contribution in full satisfaction of any amounts due hereunder.

1.6
Default. In the event that SPAC defaults in its obligations under Section 1.2, 1.3, 1.4 or 1.5 of this Agreement and in the event that such default continues for a period of five (5) business days following written notice to the SPAC (the “Default Date”), SPAC shall immediately issue to Investor 0.1 shares of SPAC Common Stock per dollar of Funded Capital Contribution (the “Default Shares” and together with the Subscription Shares, the “Investor Shares”) on the Default Date and shall issue an additional 0.1 Default Shares per dollar of Funded Capital Contribution each monthly anniversary of the Default Date thereafter, until the default is cured; provided however, that in no event will SPAC issue any Default Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of SPAC’s Common Stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC Common Stock (“Transfer Limit”); provided further than any Default Shares that were not issued to Investor because the issuance of such shares would have exceeded the Transfer Limit shall be promptly issued to Investor upon written request from Investor to extent that, at the time of such request, such issuance would no longer exceed the Transfer Limit. Any such Default Shares received pursuant to this Section 1.6 shall be subject to the Registration Requirement if a registration statement is not effective at the time the Default Shares are issued to Investor, and if a registration statement has been declared effective, such Default Shares shall be promptly registered for resale, and in any event will be registered for resale within 30 days of issuance. In the event that Investor notifies Sponsor and SPAC of any default pursuant to this Section 1.6, Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor until such default is cured.

1.7
Wiring Instructions. At the Closing, and upon each Capital Call, Investor shall advance the Capital Contribution proceeds to SPAC by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

1.8	Reimbursement. On the De-SPAC Closing, SPAC will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this Agreement, not to exceed $5,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

2.1
Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and, upon issuance of the Investor Shares, such issuance will have been duly authorized by all necessary action on the part of the relevant Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.2
Acknowledgement. Each Party acknowledges and agrees that the issuance of the Investor Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Investor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the investment and subscription, and (d) is an "accredited investor" (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that the Capital Contribution will not be treated as indebtedness for U.S. tax purposes.

2.3
Trust Waiver. Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 2.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to SPAC in connection the De-SPAC Closing and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

2.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

•
Investor realizes that, unless subject to an effective registration statement, the Investor Shares cannot readily be sold as they will be restricted securities and therefore the Investor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

•
Investor understands that, following the De-SPAC Closing, SPAC (or the surviving company) will be a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Investor Shares, sales of the Investor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a “shell company” and that SPAC has not been a “shell company” for at least the last 12 months—i.e., that no sales of Investor Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC Closing; and SPAC has filed with the United States Securities and Exchange Commission, during the 12 months preceding the sale, all quarterly and annual reports required under the Exchange Act;

•
Investor confirms and represents that it is able (i) to bear the economic risk of an investment in the Investor Shares, (ii) to hold the Investor Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment in the Investor Shares; and

•
Investor understands and agrees that, until the Investor Shares have been sold pursuant to an effective registration statement or valid exemption therefrom, a legend will be placed on any certificate(s), book entry interests or other document(s) evidencing the Investor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT  AND  MAY  NOT  BE  SOLD,  TRANSFERRED,  PLEDGED  OR
HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Investor Shares immediately following the their valid resale, and shall consider in good faith the removal of the legend upon the effectiveness of the resale registration statement.
.
ARTICLE III

MISCELLANEOUS

3.1
Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

3.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

3.3
No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

3.4
Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing or (ii) five (5) business days following the liquidation of SPAC. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 1.4, the default provision set forth in Section 1.6 and the indemnity obligations set forth in Section 3.13.

3.5
Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

3.6
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.7
Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

3.8
Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

3.9
Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:	If to SPAC or Sponsor:

POLAR MULTI-STRATEGY MASTER FUND	CRIXUS BH3 ACQUISITION COMPANY

c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay	1345 Avenue of the Americas New York, NY 10105
PO Box 1348
Grand Cayman KY1-1108 Cayman Islands	If to Sponsor:

With a mandatory copy to:	FOCUS IMPACT BHAC SPONSOR, LLC
Polar Asset Management Partners Inc. 16 York Street, Suite 2900
Toronto, ON M5J 0E6	1345 Avenue of the Americas New York, NY 10105
Attention: Legal Department, Ravi Bhat / Jillian Bruce
E-mail: legal@polaramp.com / rbhat@polaramp.com /	In each case, with a mandatory copy to: Kirkland & Ellis LLP
jbruce@polaramp.com
601 Lexington Avenue New York, NY 10022
Attn: Peter Seligson, P.C.
E-mail: peter.seligson@kirkland.com

3.10
Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

3.11
Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

3.12
Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

3.13
Indemnification. SPAC and Sponsor agree to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement or its ownership of the Investor Shares), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party by any person not party to this Agreement arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby; provided that neither SPAC nor Sponsor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s material breach of this Agreement or from such Indemnified Party’s willful misconduct, bad faith, fraud or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC will reimburse any Indemnified Party for all reasonable, documented, out-of-pocket, expenses (including reasonable, documented counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:
Crixus BH3 Acquisition Company

By:	/s/ Wray Thorn
Name:	Wray Thorn
Title:	Authorized signatory

SPONSOR:
Focus Impact BHAC Sponsor, LLC

By:	/s/ Wray Thorn
Name:	Wray Thorn
Title:	Authorized signatory

INVESTOR:
POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Michelle Li
Name:	Michelle Li
Title:	Director, OCOO

By:	/s/ Aatifa Ibrahim
Name:	Aatifa Ibrahim
Title:	Legal Counsel